UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
November 1, 2024

Better For You Wellness, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-56262	87-2903933
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

1349 East Broad Street Columbus, OH 43205
(Address of principal executive offices, including zip code)

(888) 287-7555
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company
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If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
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Section 8—Other Events

Item 8.01.  Other Events

On April 23, 2024, we filed a Definitive Information Statement on Form 14-C to report the approval of an amendment to our articles of incorporation to effect a reverse stock split of our Common Stock, par value $0.0001 per share (the “Common Stock”) by a ratio of not less than 500-for-1 and not more than 5000-for-1, with the Board of Directors (the “Board”) having the discretion as to the exact date and ratio of any reverse split to be set at a whole number within the above range. The action will become effective on the 20th day after the Information Statement is mailed to our stockholders and notification to and approval by the Financial Industry Regulatory Authority, Inc. of the same. According to the Nevada Revised Statutes, this Information Statement served as written notice to stockholders.

The Stock Split was approved by the Board of Directors in the best interests of the Company and based upon consideration of certain factors including, but not limited to, the current trading price of the Company's shares of common stock on the OTC Markets and potential to increase the marketability and liquidity of the Company's common stock.

Filing the Amendment with the state before filing FINRA’s Issuer Company-Related Action Notification Form is required by FINRA, as a copy of the amendment showing the reverse split must be submitted to FINRA with the Issuer Company-Related Action Notification Form.

 On November 1, 2024, FINRA advised it would not process our 1 for 3,500 reverse stock split and have chosen to abandon the reverse split and instead focus upon growing our premium coffee sales in Kroger, Amazon and other supermarkets.

A copy of the FINRA's correspondence is filed as "Exhibit 99.1".

As stated in the attached letter, “FINRA  based its unwillingness to process the reverse stock split pursuant to FINRA Rule 6490, FINRA’s Department of Market Operations (Department) received your request to process documentation related to the above-referenced Company-Related Action for Better For You Wellness (BFYW). The attached letter hereby notified BFYW that pursuant to FINRA Rule 6490(d), the Department has determined that such request is deficient, and it is necessary for the protection of investors, the public interest, and to maintain fair and orderly markets that documentation related to the above-referenced Company-Related Action will not be processed.

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The Department’s deficiency determination is based on the following factor:

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As set forth in FINRA Rule 6490(d)(3)(3), FINRA has actual knowledge that the issuer, associated persons, officers, directors, transfer agent, legal adviser, promoters or other persons connected to the issuer or the Securities Exchange Act (Exchange Act) Rule 10b-17Action or Other Company-Related Action are the subject of a pending, adjudicated or settled regulatory action or investigation by a federal, state or foreign regulatory agency, or a self-regulatory organization; or a civil or criminal action related to fraud or securities laws violations. Specifically:

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FINRA has actual knowledge of a May 7, 2024 Securities and Exchange Commission(SEC) complaint (Civil Action No. 1:24-cv-03498) filed against Curt Kramer (Kramer); Power Up Lending Group, Ltd. (Power Up); Geneva Roth Remark Holdings, Inc. (Geneva Roth); and 1800 Diagonal Lending, LLC (1800 Diagonal) (Defendants) for

operating as unregistered securities dealers.

The SEC's complaint, filed in the United States District Court, Southern District of New York, alleges that since at least January 2018 through at least March 2023, Kramer and his companies engaged in the business of purchasing convertible securities from penny stock issuers, converting those securities into common stock at a large discount from the prevailing market price, and quickly selling the newly issued shares into the market for a profit. The SEC's complaint alleges that the Defendants purchased nearly 2,000 convertible securities from about 325 microcap stock issuers, converted the securities into more than 100 billion newly issued shares of common stock, rapidly sold the newly issued shares into the market, and generated millions of dollars in revenues and profits. As alleged, Kramer and his companies were not registered as dealers with the SEC or associated with a registered broker-dealer, as their activities required them to do. The SEC's complaint charges Kramer, Power Up, Geneva Roth, and 1800 Diagonal with violating the dealer registration provision of Section 15(a)(1) of the Exchange Act, and also alleges Kramer is liable as a control person of his companies pursuant to Section 20(a) of the Exchange Act. The SEC seeks a permanent injunction, disgorgement of ill-gotten gains plus prejudgment interest, civil penalties, a penny stock bar, and other equitable relief.

●	FINRA has actual knowledge of an October 27, 2016, SEC Cease-and-Desist Order (Administrative Proceeding File No. 3-17647) (SEC 2016 Order) involving Kramer.

●
Kramer and his firm Hope Capital, Inc. (Hope Capital) consented to the entry of the SEC 2016 Order, in which the SEC found that between December 2008 and May 2009, Kramer and Hope Capital sold “over 113.5 million shares of Spongetech Delivery Systems, Inc. (Spongetech) stock to the investing public in violation of the registration requirements of Section 5 of the Securities Act’ of 1933 (Securities Act).

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Kramer and Hope Capital obtained the Spongetech shares “in 16 private transactions, and at significant discounts from market prices.” Kramer and Hope Capital resold the shares “in U.S. public markets within days or a few weeks of the purchases” for a profit of $525,603.

●	No registration statement was filed for the shares that Kramer and Hope Capital sold to the investing public.

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In the SEC 2016 Order, the SEC found that “Kramer and Hope Capital violated Sections 5(a) and 5(c) of the Securities Act, which prohibit the direct or indirect sale or offer for sale of securities through the mails or interstate commerce unless a registration statement has been filed or is in effect.” Kramer and Hope Capital agreed to pay disgorgement in the amount of $525,603 plus prejudgment interest of $54,144 and “civil money penalties totaling $100,000.”

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BFYW has confirmed that 1800 Diagonal holds one convertible note that would allow 1800 Diagonal to convert into shares of BFYW. If fully converted, 1800 Diagonal may convert up to approximately 108,837,811 shares of BFYW which would represent control of 17.649% of the total shares outstanding.

In light of the fact that Kramer, a convertible note holder of BFYW in the name of 1800 Diagonal, has a settlement and a complaint with the SEC that relate to securities laws violations, FINRA has determined that it is necessary for the protection of investors, the public interest and to maintain fair and orderly markets, that documentation related to the SEA Rule 10b-17 Action or Other Company-Related Action will not be processed. As such, the Department has deemed BFYW’s corporate action submission to be deficient under FINRA Rule 6490.”

Our officers, directors, and legal advisor had no knowledge of the foregoing actions of Kramer, 1800 Diagonal, Power Up, Geneva Roth. The Company borrowed money from 1800 Diagonal pursuant to a January 17, 2024, convertible promissory note (the “Note”) as reported in its 10-K Annual Report, which it filed with the SEC on September 10, 2024. Thereafter, BFYW filed its first 10-Q quarterly report which was filed with the SEC on September 16, 2024, and its second 10-Q quarterly report which was filed with the SEC on October 18, 2024. Accordingly, our “relationship” with 1800 Diagonal is one of debtor/creditor and issuer/shareholder. Accordingly, we believe that FINRA's actions are capricious and erroneous and as such without any basis in law.

While FINRA claims that the decision not to process the reverse stock split is necessary to protect investors and the public interest and maintain fair and orderly markets, it is our position that FINRA's refusal to process the action results in the opposite. FINRA’s denial of the request could act against those investors and the public in direct opposition to FINRA’s claim of protection. We believe that FINRA's decision not to process the same was arbitrary, capricious, an abuse of discretion, and contrary to the law.

We will not appeal FINRA's decision and will abandon the reverse split.  We will continue to focus upon the blocking and tackling that is required to expand our premium coffee collection, in Kroger stores, and other large supermarkets across the country. Our communications with these retailers thus far have been warmly received, and we are keenly aware that reaching additional shelves and increasing the products sold in stores will assist the company to achieve its goals and projections as forecast in the annual and subsequent quarterly reports.

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We advise the public and all broker-dealers that quotations appearing on the Bulletin Board and the OTC Pink Sheets do not reflect the reverse stock split and our actual capital structure due to FINRA's decision not to process the same, and our abandonment of the reverse split.

Section 9—Financial Statements and Exhibits.
Item 9.01. Financial Statements and Exhibits.
a.	None
B. Exhibits

NUMBER	EXHIBIT
99.1	FINRA Correspondence dated November 1, 2024.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Better For You Wellness, Inc.

Dated: November 7, 2024	/s/ Ian James
Ian James
Chief Executive Officer

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